UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	METC	NASDAQ Global Select Market
Class B common stock, $0.01 par value	METCB	NASDAQ Global Select Market
9.00% Senior Notes due 2026	METCL	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On June 5, 2024, Ramaco Resources, Inc. (the “Company”) notified Cherry Bekaert, LLP (“Cherry Bekaert”) of its dismissal, effective June 5, 2024, as the Company’s independent registered public accounting firm. Cherry Bekaert served as the auditors of the Company’s financial statements for the period from April 19, 2022, through June 5, 2024 (such dates take into account the acquisition of MCM CPAs & Advisors LLP by Cherry Bekaert effective October 31, 2023).

The reports of Cherry Bekaert on the financial statements of the Company for the fiscal years ended December 31, 2023 and 2022, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to change the independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”).

During the period from April 19, 2022 through June 5, 2024, the period during which Cherry Bekaert was engaged as the Company’s independent registered public accounting firm, there were no disagreements between the Company and Cherry Bekaert on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cherry Bekaert, would have caused Cherry Bekaert to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the period from April 19, 2022 through June 5, 2024, the period during which Cherry Bekaert was engaged as the Company’s independent registered public accounting firm, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, there was a material weakness in internal control over financial reporting for the fiscal year ended December 31, 2023, in the Company’s financial reporting related to a pervasive lack of sufficient documentation of accounting policies, procedures and controls which does not allow management to effectively assess its relevant risks and key controls to properly test for design and operating effectiveness. This reportable event was discussed among the Audit Committee and Cherry Bekaert. Cherry Bekaert has been authorized by the Company to respond fully to the inquiries of the successor independent registered public accounting firm concerning this reportable event.

The Company provided Cherry Bekaert with a copy of this current report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that Cherry Bekaert furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from Cherry Bekaert addressed to the Securities and Exchange Commission dated as of June 6, 2024 is filed as Exhibit 16.1 to this current report on Form 8-K.

(b) New Independent Registered Public Accounting Firm

On June 6, 2024, the Company appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

During the period from January 1, 2022, through June 6, 2024, neither the Company nor anyone on behalf of the Company consulted with Grant Thornton regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Cherry Bekaert LLP consent letter dated June 6, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name: Randall W. Atkins
Title: Chairman and Chief Executive Officer

Date: June 11, 2024